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                           NIAGARA MOHAWK POWER CORPORATION


                                     SENIOR NOTES

                                 ____________________

                                      INDENTURE

                              Dated as of June 30, 1998

                                 ____________________


                                 ____________________


                          IBJ SCHRODER BANK & TRUST COMPANY

                                 ____________________

                                       Trustee


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
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
ARTICLE 1
     DEFINITIONS AND INCORPORATION BY REFERENCE. . . . . . . . . . . . .  - 1 -
     Section 1.01.  Definitions. . . . . . . . . . . . . . . . . . . . .  - 1 -
     Section 1.02.  Other Definitions. . . . . . . . . . . . . . . . . . - 17 -
     Section 1.03.  Incorporation by Reference of Trust Indenture Act. . - 18 -

ARTICLE 2
     THE SENIOR NOTES. . . . . . . . . . . . . . . . . . . . . . . . . . - 19 -
     Section 2.01.  Series And Terms of Senior Notes . . . . . . . . . . - 19 -
     Section 2.02.  Terms of Initial Series Senior Notes . . . . . . . . - 21 -
     Section 2.03.  Form and Dating. . . . . . . . . . . . . . . . . . . - 24 -
     Section 2.04.  Execution and Authentication . . . . . . . . . . . . - 24 -
     Section 2.05.  Registrar and Paying Agent . . . . . . . . . . . . . - 25 -
     Section 2.06.  Paying Agent and to Hold Money in Trust. . . . . . . - 25 -
     Section 2.07.  Holder Lists . . . . . . . . . . . . . . . . . . . . - 26 -
     Section 2.08.  Transfer and Exchange. . . . . . . . . . . . . . . . - 26 -
     Section 2.09.  Replacement Senior Notes . . . . . . . . . . . . . . - 27 -
     Section 2.10.  Outstanding Senior Notes . . . . . . . . . . . . . . - 27 -
     Section 2.11.  Treasury Senior Notes. . . . . . . . . . . . . . . . - 27 -
     Section 2.13.  Cancellation . . . . . . . . . . . . . . . . . . . . - 28 -
     Section 2.14.  Record Date. . . . . . . . . . . . . . . . . . . . . - 28 -
     Section 2.15.  Cusip Number . . . . . . . . . . . . . . . . . . . . - 28 -

ARTICLE 3.
     REDEMPTION AND REPURCHASE . . . . . . . . . . . . . . . . . . . . . - 29 -
     Section 3.01.  Certain Senior Notes Redeemable; Notices to Trustee. - 29 -
     Section 3.02.  Selection of Senior Notes to Be Redeemed . . . . . . - 29 -
     Section 3.03.  Notice of Redemption . . . . . . . . . . . . . . . . - 30 -
     Section 3.04.  Effect of Notice of Redemption.. . . . . . . . . . . - 31 -
     Section 3.05.  Deposit of Redemption Price. . . . . . . . . . . . . - 31 -
     Section 3.06.  Senior Notes Redeemed in Part. . . . . . . . . . . . - 31 -
     Section 3.07.  Optional and special Redemption of Initial Series
                    Senior Notes . . . . . . . . . . . . . . . . . . . . - 32 -
     Section 3.08.  Mandatory Redemption . . . . . . . . . . . . . . . . - 33 -
     Section 3.09.  Offer to Purchase by Application of Excess Proceeds. - 33 -

ARTICLE 4
     COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 35 -
     Section 4.01.  Payment of Senior Notes. . . . . . . . . . . . . . . - 35 -
     Section 4.02.  Maintenance of Office or Agency. . . . . . . . . . . - 35 -


                                      -i-
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
     Section 4.03.  Reports. . . . . . . . . . . . . . . . . . . . . . . - 36 -
     Section 4.04.  Compliance Certificate . . . . . . . . . . . . . . . - 36 -
     Section 4.05.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . - 37 -
     Section 4.06.  Stay, Extension and Usury Laws.. . . . . . . . . . . - 37 -
     Section 4.07.  Restricted Payments. . . . . . . . . . . . . . . . . - 38 -
     Section 4.08.  Dividend and Other Payment Restrictions Affecting
                    Subsidiaries.. . . . . . . . . . . . . . . . . . . . - 39 -
     Section 4.09.  Incurrence of Indebtedness . . . . . . . . . . . . . - 40 -
     Section 4.10.  Proceeds of Certain Asset Sales. . . . . . . . . . . - 41 -
     Section 4.11.  Transaction with Affiliates. . . . . . . . . . . . . - 42 -
     Section 4.12.  Liens. . . . . . . . . . . . . . . . . . . . . . . . - 43 -
     Section 4.13.  Corporate Existence. . . . . . . . . . . . . . . . . - 43 -
     Section 4.14.  Offer to repurchase upon change of control
                    triggering event . . . . . . . . . . . . . . . . . . - 43 -
     Section 4.15.  Payments for Consents. . . . . . . . . . . . . . . . - 45 -

ARTICLE 5
     SUCCESSORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 45 -
     Section 5.01.  Merger, Consolidation, or Sale of Assets . . . . . . - 45 -
     Section 5.02.  Successor Corporation Substituted. . . . . . . . . . - 46 -

ARTICLE 6
     DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . - 46 -
     Section 6.01.  Events of Default. . . . . . . . . . . . . . . . . . - 46 -
     Section 6.02.  Acceleration . . . . . . . . . . . . . . . . . . . . - 48 -
     Section 6.03.  Other Remedies . . . . . . . . . . . . . . . . . . . - 49 -
     Section 6.04.  Waiver of past Defaults. . . . . . . . . . . . . . . - 49 -
     Section 6.05.  Control by Majority. . . . . . . . . . . . . . . . . - 49 -
     Section 6.06.  Limitation on Suits. . . . . . . . . . . . . . . . . - 49 -
     Section 6.07.  Rights of Holders of Senior Notes to Receive
                    Payment. . . . . . . . . . . . . . . . . . . . . . . - 50 -
     Section 6.08.  Collection Suit by Trustee . . . . . . . . . . . . . - 50 -
     Section 6.09.  Trustee May File Proofs of Claim . . . . . . . . . . - 50 -
     Section 6.10.  Priorities . . . . . . . . . . . . . . . . . . . . . - 51 -
     Section 6.11.  Undertaking for Costs. . . . . . . . . . . . . . . . - 51 -

ARTICLE 7
     TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 52 -
     Section 7.01.  Duties of Trustee. . . . . . . . . . . . . . . . . . - 52 -
     Section 7.02.  Rights of Trustee. . . . . . . . . . . . . . . . . . - 53 -
     Section 7.03.  Individual Rights of Trustee . . . . . . . . . . . . - 54 -
     Section 7.04.  Trustee's Disclaimer . . . . . . . . . . . . . . . . - 54 -
     Section 7.05.  Notice of Defaults . . . . . . . . . . . . . . . . . - 54 -
     Section 7.06.  Reports by Trustee to Holders of the Senior Notes. . - 55 -


                                     -ii-
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
     Section 7.07.  Compensation and Indemnity . . . . . . . . . . . . . - 55 -
     Section 7.08.  Replacement of Trustee . . . . . . . . . . . . . . . - 56 -
     Section 7.09.  Successor Trustee by Merger, Etc.. . . . . . . . . . - 57 -
     Section 7.10.  Eligibility, Disqualification. . . . . . . . . . . . - 57 -
     Section 7.11.  Preferential Collection of Claims Against Company. . - 57 -

ARTICLE 8
     LEGAL DEFEASANCE AND COVENANT DEFEASANCE. . . . . . . . . . . . . . - 58 -
     Section 8.01.  Option to Effect Legal Defeasance or Covenant
                    Defeasance . . . . . . . . . . . . . . . . . . . . . - 58 -
     Section 8.02.  Legal Defeasance and discharge . . . . . . . . . . . - 58 -
     Section 8.03.  Covenant Defeasance. . . . . . . . . . . . . . . . . - 58 -
     Section 8.04.  Conditions to Legal or Covenant Defeasance . . . . . - 59 -
     Section 8.05.  Deposited Money and Government Senior Notes to Be
                    Held in Trust; Other Miscellaneous Provisions. . . . - 60 -
     Section 8.06.  Repayment of Company . . . . . . . . . . . . . . . . - 61 -
     Section 8.07.  Reinstatement. . . . . . . . . . . . . . . . . . . . - 61 -

ARTICLE 9
     AMENDMENT, SUPPLEMENT AND WAIVER. . . . . . . . . . . . . . . . . . - 62 -
     Section 9.01.  Without Consent of Holders of Senior Notes . . . . . - 62 -
     Section 9.02.  With Consent of Holders of Senior Notes. . . . . . . - 63 -
     Section 9.03.  Compliance with Trust Indenture Act. . . . . . . . . - 65 -
     Section 9.04.  Revocation and Effect of Consents. . . . . . . . . . - 65 -
     Section 9.05.  Notation on or Exchange of Senior Notes. . . . . . . - 66 -
     Section 9.06.  Trustee to Sign Amendments, Etc. . . . . . . . . . . - 66 -
     Section 9.07.  Effect Of Supplemental Indentures. . . . . . . . . . - 66 -

ARTICLE 10
     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . - 66 -
     Section 10.01. Trust Indenture Act Controls . . . . . . . . . . . . - 66 -
     Section 10.02. Notices. . . . . . . . . . . . . . . . . . . . . . . - 67 -
     Section 10.03. Communication by Holders of Senior Notes with
                    Other Holders of Senior Notes. . . . . . . . . . . . - 68 -
     Section 10.04. Certificate And Opinion as to Conditions Precedent . - 68 -
     Section 10.05. Statements Required in Certificate or Opinion. . . . - 68 -
     Section 10.06. Rules by Trustee and Agents. . . . . . . . . . . . . - 69 -
     Section 10.07. No Personal Liability of Directors, Officers,
                    Employees and Stockholders . . . . . . . . . . . . . - 69 -
     Section 10.08. Governing Law. . . . . . . . . . . . . . . . . . . . - 69 -
     Section 10.09. No Adverse Interpretation of Other Agreements. . . . - 69 -


                                     -iii-
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
     Section 10.10. Successors . . . . . . . . . . . . . . . . . . . . . - 69 -
     Section 10.11. Severability . . . . . . . . . . . . . . . . . . . . - 69 -
     Section 10.12. Counterpart Originals. . . . . . . . . . . . . . . . - 70 -
     Section 10.13. Table of Contents, Headings, Etc.. . . . . . . . . . - 70 -

          INDENTURE dated as of June 30, 1998, between Niagara Mohawk Power Corporation, a New York corporation (the "Company") and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee").

          The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Senior Notes issued hereunder.

                                       ARTICLE 1
                            DEFINITIONS AND INCORPORATION
                                     BY REFERENCE

SECTION 1.01.   DEFINITIONS.

          "ACCRETED VALUE" means, for each $1,000 face amount of Senior Discount Notes as of any date of determination prior to July 1, 2003, the sum of (a) the initial offering price of each Senior Discount Note and (b) that portion of the excess of the principal amount of each Senior Discount Note over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis and compounded semi-annually on each January 1 and July 1 at the rate of ___% per annum from the date of issuance of the Senior Discount Notes through the date of determination.

          "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

          "AGENT" means any Registrar, Paying Agent or co-registrar.

          "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "BOARD OF DIRECTORS" means the Board of Directors, if any, of the Company or any authorized committee thereof.

          "BOARD RESOLUTION" means a resolution authorized by the Board of Directors.

          "BUSINESS DAY" means any day other than a Legal Holiday.

          "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet of such Person in accordance with GAAP.

          "CAPITAL STOCK" means (i) in the case of a corporation, shares of corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "CASH EQUIVALENTS" means (i) Government Securities having maturities of not more than eighteen months from the date of acquisition; (ii) certificates of deposit and Eurodollar time deposits with maturities of eighteen months or less from the date of acquisition, bankers' acceptances with maturities not exceeding eighteen months and overnight bank deposits, in each case with any lender party to the Credit Facility or with any U.S. commercial bank having capital and surplus in excess of $500.0 million; (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above; (iv) commercial paper having either the highest or second highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; (v) other corporate debt or asset backed or mortgage backed securities with an Investment Grade rating from Moody's or S&P and which mature within eighteen months; and (vi) money market mutual funds.

          "CHANGE OF CONTROL" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole; (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation any merger or consolidation) the result of which is that any "person" or "group" (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in the election of directors; or (iv) the first day on which a majority of the members of the Board of Directors of the Company or any Successor Entity are not Continuing Directors; PROVIDED, HOWEVER, that the consummation of a transaction in which the outstanding shares of Common Stock are exchanged for common stock of a Person that thereafter will be the sole shareholder of the Company as part of a holding company reorganization shall not be deemed a "Change of Control." For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Company will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

          "CHANGE OF CONTROL TRIGGERING EVENT" means the occurrence of a Change of Control and a Rating Decline.

          "COMMON STOCK" means the Company's common stock, $1.00 par value.

          "COMPANY ORDER" means a written order, signed in the name of the Company by an authorized Officer and delivered to the Trustee, for the authentication and delivery of Senior Notes of the relevant series pursuant to this Indenture or any Supplemental Indenture pursuant to the procedures described herein or therein.

          "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders (or equity holders) of such Person and its consolidated Restricted Subsidiaries as of such date, PLUS (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock, LESS (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Initial Issuance Date in the book value of any asset owned by such Person or a Restricted Subsidiary of such Person, (y) all investments as of such date in Unrestricted Subsidiaries and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

          "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Initial Issuance Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 10.02 or such other address as the Trustee may give notice to the Company.

          "CREDIT FACILITY" means the Company's $804.4 million credit facility dated as of March 20, 1996 with a group of banks and Citibank as agent, as such agreement is amended, modified, restated, extended, renewed, replaced or refinanced from time to time.

          "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the final maturity of the outstanding series of Senior Notes with the longest maturity.

          "DOLLAR " or "$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts in the United States.

          "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "FAIR VALUE" when applied to any property means its fair value to the Company, which may be determined without physical inspection by use of accounting and engineering records and other data maintained by, or available to, the Company; PROVIDED that the Company delivers a Board Resolution specifying the Fair Value of the assets being sold and, in the event of a transaction in excess of $50.0 million, the Company also delivers an opinion of a nationally recognized expert in the valuation of the assets being sold as to the Fair Value of the assets being sold and that the transaction is fair to the Company.

          "FIRST MORTGAGE BONDS" means the securities and other Indebtedness issued from time to time pursuant to the Company's Mortgage Trust Indenture dated as of October 1, 1937 and the supplemental indentures thereto.

          "FIXED CHARGE COVERAGE RATIO" of the Company and its Restricted Subsidiaries means for any period, the ratio of (i) the sum (determined from the consolidated income statement of the Company and its Restricted Subsidiaries) of (A) operating income or operating loss of the Company and its Restricted Subsidiaries, taken as a whole, for such period PLUS (B) depreciation and amortization (including amortization of goodwill and other intangibles and of the MRA Regulatory Asset and other non-cash regulatory deferrals and amortizations) and other non-recurring, non-cash charges of the Company and its Restricted Subsidiaries for such period to the extent that such deprecation and amortization and other non-recurring, non-cash charges were deducted in computing operating income or operating loss, in each case on a consolidated basis and determined in accordance with GAAP, PLUS (C) provision for taxes based on income or profits of the Company and its Restricted Subsidiaries for such period to the extent deducted in determining operating income, to (ii) the sum of (A) the consolidated interest expense of the Company and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to any sale and leaseback transactions, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings (unless such commissions, discounts and other fees and charges have been deducted in calculating operating income), net payments (if any) pursuant to Hedging Obligations and any interest paid by the Company or a Restricted Subsidiary pursuant to a TIPES Transaction; PLUS (B) the consolidated interest expense of the Company and its Restricted Subsidiaries that was capitalized during such period; PLUS (C) any interest expense on Indebtedness of another Person that is Guaranteed by the Company or one of its Restricted Subsidiaries or secured by a Lien on assets of the Company or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); PLUS (D) the quotient obtained by dividing all cash dividend or other payments or distributions on or in respect of any series of Preferred Stock (other than Preferred Stock issued in a TIPES Transaction) of the Company or any of its Restricted Subsidiaries by 1 minus the maximum statutory income tax rate then applicable to the Company (expressed as a decimal), in each case, on a consolidated basis and in accordance with GAAP. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving PRO FORMA effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable reference period.

          "FOSSIL AND HYDRO GENERATING ASSETS" means the Generating Assets other than the Nuclear Generating Assets.

          "GAAP" means generally accepted accounting principles in use at the Initial Issuance Date or, at the option of the Company, other generally accepted accounting principles which are in use at the time of their determination; in determining generally accepted accounting principles, the Company may, but shall not be required to, conform to any accounting order, rule or regulation of any regulatory authority having jurisdiction over the electric generating, transmission or distribution operations of the Company.

          "GENERATING ASSETS" means the Company's nuclear, fossil and hydroelectric generation plants other than the Oswego Plant, and any related asset necessary for the operation of any such plant and any associated license or permit.

          "GOVERNMENT SECURITIES" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed by the full faith and credit of the United States of America which, in either case, are not callable or redeemable at the option of the issuer thereof or otherwise subject to prepayment, and shall also include a depository receipt issued by a New York Clearing House bank or trust company as custodian with respect to any such Government Securities or a specific payment or interest on or principal of any such Government Securities held by such custodian for the account of the holder of a depository receipt, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt or from any amount held by the custodian in respect of the Government Securities or the specific payment of interest on or principal of the Government Securities evidenced by such depository receipt.

          "GRADATION" means a gradation within a Rating Category or a   change
to another Rating Category, which shall include "+" and   "-", in the case of
S&P's current Rating Categories (e.g., a decline from BB+ to BB would constitute a decrease of one gradation); "1", "2" and "3", in the case of Moody's current Rating Categories (e.g. a decline from B1 to B2 would constitute a decrease of one gradation); or the equivalent in respect of successor Rating Categories used by Rating Agencies other than S&P or Moody's.

          "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit, reimbursement agreements and support, "keep well" or similar agreements in respect thereof), of all or any part of any Indebtedness.

          "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under any interest rate, currency or commodity swap agreement, interest rate, currency or commodity future agreement, interest rate cap or collar agreement, interest rate, currency or commodity hedge agreement, and any put, call or other agreement designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

          "HOLDER" means a person in whose name a Senior Note is registered.

          "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations of such Person or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations of such Person, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (provided, that any debt instrument issued by the Company or a Restricted Subsidiary in a TIPES Transaction shall be deemed Indebtedness of the Company regardless of its characterization on any such balance sheet), as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, any Guarantees by such Person of any indebtedness of any other Person.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time.

          "INITIAL ISSUANCE DATE" means the date of closing of the public offering of the Initial Series Senior Notes as set forth in a Company Order.

          "INITIAL SERIES SENIOR NOTES" means the Senior Discount Notes and the Series A through G Senior Notes issued on the Initial Issuance Date.

          "INVESTMENT" means, with respect to any Person, any investment by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances (excluding commission, travel and similar advances to employees made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED, HOWEVER, that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of assets or Capital Stock (other than Disqualified Stock) shall not be deemed to be an Investment.

          "INVESTMENT GRADE" means BBB- or above, in the case of S&P (or its equivalent under any successor rating categories of S&P), or the equivalent in respect of the Rating Categories of any other Rating Agency.

          "INVESTMENT GRADE DATE" means the date of delivery by the Company to the Trustee of an Officers' Certificate to the effect that the Senior Notes of the series having the longest maturity then outstanding have been rated Investment Grade by (i) S&P and Moody's or (ii) S&P or Moody's and at least one other Rating Agency identified in such certificate.

          "IPP BUYOUT" means the termination, restatement or amendment of certain power purchase agreements in exchange for cash and securities (or the proceeds of the sale by the Company of securities) pursuant to the terms of the Master Restructuring Agreement.

          "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge, or adverse claim affecting title or resulting in a charge against real or personal property, or a security interest of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "MAKE WHOLE PREMIUM" with respect to any Senior Note shall mean with respect to any prepayment of such Senior Note in circumstances requiring the payment of a Make Whole Premium, an amount equal to (i) in the case of the Series A through G Notes the excess of (a) the aggregate present value as of the date of such prepayment of the expected future cash flows of such Senior Note (for the avoidance of doubt, such amounts shall include all principal and interest payable with respect to such Senior Note) (exclusive of interest accrued to the date of prepayment) that, but for such prepayment, would have been payable if such prepayment had not been made, all determinated by discounting such amounts at a rate which is equal to the Treasury Rate plus .50% over (b) the aggregate principal amount of the Senior Note then to be prepaid and (ii) in the case of the Senior Discount Notes (if such prepayment occurs prior to July 1, 2003), the excess of (a) the present value of the sum of all remaining interest (excluding accrued and unpaid interest, if any), premium and principal payments that would become due on the Senior Discount Notes if they were to remain outstanding and be redeemed on July 1, 2003, computed using a discount rate equal to the Treasury Rate plus .50% over (b) the Accreted Value of the Senior Discount Note then to be prepaid. For purposes of any determination of the Make Whole Premium:

          "TREASURY RATE" shall mean at any time with respect to the Senior Notes being prepaid (a) the yield reported on page C4 of the Bloomberg Financial Markets Service (or, if not available, any other nationally recognized trading screen reporting on-line intra day trading in United States government securities) at 11:00 A.M. (New York, New York time) for those actively traded United States government securities having a maturity (rounded to the nearest month) corresponding to the remaining Weighted Average Life to Maturity of the Senior Notes being prepaid or (b) in the event that no nationally recognized trading screen reporting on-line intraday trading in United States government securities is available, Treasury Rate shall mean the weekly average of the yield to maturity on the United States Treasury obligations with a constant maturity (as compiled by and published in the most recently published issue of the United States Federal Reserve Statistical Release designated H.15(519) or its successor publication) most nearly equal to (by rounding to the nearest month) the Weighted Average Life to Maturity of the Senior Notes then being prepaid. If no maturity exactly corresponding to such Weighted Average Life to maturity of such Senior Notes shall appear therein, the weekly average yield for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Treasury
          Rate shall be interpolated or extrapolated, as the case may be, from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month).

          "MASTER RESTRUCTURING AGREEMENT" means the Master Restructuring Agreement dated July 9, 1997 among the Company and the independent power producer parties thereto, as amended from time to time.

          "MEDIUM-TERM NOTES" means the unsecured variable rate notes issued pursuant to an indenture between the Company and IBJ Schroder Bank & Trust Company, as trustee.

          "MOODY'S" means Moody's Investors Service, Inc., or any successor to its securities ratings business.

          "MRA REGULATORY ASSET" means the item designated as such on the Company's balance sheet, which represents amounts that the Company is permitted to collect from customers, pursuant to the regulations of the PSC, in respect of the IPP Buyout and the other transactions contemplated by the Master Restructuring Agreement.

          "NET PROCEEDS" means the aggregate cash proceeds received by a Person in respect of any sale of assets, net of amounts paid to minority interests, co-owners or lienholders, the direct costs relating to such sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), taxes paid or payable which are attributable to such sale (after taking into account any available tax credits or deductions and any tax sharing arrangements relating to such assets) and any cash reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provide credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the Holders thereof may have to take enforcement action against an

Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any Holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

          "NUCLEAR GENERATING ASSETS" means the Company's interest in Units 1 and 2 of the Nine Mile Point Nuclear Generating Plant, and any related asset necessary for the operation of such plants and any associated license or permit.

          "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "OFFICERS" means the Chief Executive Officer, the President, the Executive Vice President, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice President of the Company.

          "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 10.05 hereof.

          "OPERATING CASH FLOW" means, with respect to any Person for any period, the net cash provided by operating activities of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP.

          "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 1005 hereof. The counsel may be an employee of or counsel to the Company.

          "OSWEGO PLANT" means the interest of the Company in the fossil fuel electric generation plant located near Lake Ontario in Oswego, New York.

          "OTHER INDEBTEDNESS" shall mean Senior Indebtedness incurred after the Initial Issuance Date, except (a) Permitted Refinancing Indebtedness with respect to First Mortgage Bonds in an amount equal to the aggregate amount of First Mortgage Bonds issued and outstanding at the closing on the Initial Issuance Date; (b) Permitted Refinancing Indebtedness with respect to the Credit Facility; and (c) Indebtedness under the Securitization Transaction and the Receivables Financing and any Permitted Refinancing Indebtedness with respect thereto.

          "PERMITTED ASSET SWAP" means any swap of utility property or assets (or assets related or ancillary thereto) of the Company for other property or assets that will be used in or in connection with the Company's utility business.

          "PERMITTED HEDGING AGREEMENT" of any Person shall mean any Hedging Obligation entered into in the ordinary course of business or pursuant to the Master Restructuring Agreement and not for speculation or trading purposes that is designed to protect such Person against fluctuations in interest rates or currency exchange rates or commodity prices with respect to Indebtedness incurred or proposed to be incurred or assets used in the business in the ordinary course and which in the case of agreements relating to interest rates shall have a notional amount no greater than the payments due with respect to the Indebtedness being hedged thereby.

          "PERMITTED INVESTMENT" means (a) an Investment in the Company or in a Restricted Subsidiary of the Company (including Investments by the Company in the First Mortgage Bonds or Senior Notes to the extent otherwise permitted by this Indenture); (b) an Investment in Cash Equivalents; (c) an Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (i) such Person becomes a direct or indirect Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (d) an Investment in any Person owning or operating electric generation, transmission or distribution facilities or gas distribution or transportation or related systems in which the Company owns joint or undivided interests; (e) an Investment in a Person formed as a special purpose entity in conjunction with a Receivables Financing or Securitization Transaction; (f) an Investment received in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and (g) any payment pursuant to those existing Investments of the Company, including the nuclear decommissioning trust fund and the employee benefits plan trusts, described in Schedule 1 attached hereto.

          "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, extend, refinance, replace (including the replacement at any time following their stated maturity of First Mortgage Bonds or Senior Notes that are repaid at maturity, or the replacement at any time following its stated maturity of the Credit Facility or the Receivables Financing), defease or refund, in whole or in part, other Indebtedness of the Company or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so renewed, extended, refinanced, replaced, defeased or refunded (plus the amount of accrued interest and premiums (including premium paid on open market purchases), if any, thereon and the reasonable expenses incurred in connection therewith); (ii) Permitted Refinancing Indebtedness that is incurred prior to the maturity of the Indebtedness that it is renewing, extending, refinancing, replacing, defeasing or refunding must be on terms at least as favorable to the holders of

Notes as those contained in the documentation governing the Indebtedness being renewed, extended, refinanced, replaced, defeased or refunded and: (a) if such Indebtedness has a final maturity date earlier than the final maturity date of the series of Notes with the latest final maturity date, then such Permitted Refinancing Indebtedness must have a final maturity date the same as or later than the final maturity date of, and a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, extended, refinanced, replaced, defeased or refunded, and (b) if such Indebtedness has a final maturity date later than the final maturity date of the series of Notes with the latest final maturity date, then such Permitted Refinancing Indebtedness must have a final maturity date the same as or later than the final maturity date of, and a Weighted Average Life to Maturity equal to or greater than the maturity of, the series of Notes with the latest final maturity date; (iii) if the Indebtedness being renewed, extended, refinanced, replaced, defeased or refunded is subordinated in right of payment to the Senior Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Notes on terms at least as favorable to the holders of Senior Notes as those contained in the documentation governing the Indebtedness being refinanced, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary (or, in the case of the Receivables Financing, the special purpose entity) that is the obligor on the Indebtedness being renewed, extended, refinanced, replaced, defeased or refunded.

          "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

          "POLLUTION CONTROL OBLIGATIONS" means the Indebtedness or other obligations (however designated) of the Company in respect of tax-exempt revenue bonds issued by the New York State Energy Research and Development Authority.

          "POWERCHOICE AGREEMENT" means the PowerChoice Settlement Agreement between the Company and the PSC, as approved by the PSC in an Order dated March 20, 1998, as such agreement may be modified or amended from time to time.

          "PREFERRED STOCK" means any Capital Stock of the Company which by its terms has preference to Common Stock in right of dividends or other distributions upon liquidation or dissolution.

          "PSC" means the New York State Public Service Commission, or any successor agency or other governmental entity performing the same function.

          "RATING AGENCY" means any of S&P, Moody's, Duff & Phelps Credit Rating Company and Fitch Investors Service, Inc. and their successors.

          "RATING CATEGORIES" means (i) with respect to S&P, any of the following categories (any of which may include a "+" or "-"): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories (any of which may include a "1", "2" or "3"): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such categories of S&P or Moody's used by another Rating Agency, if applicable.

          "RATING DECLINE" means, at any time within 90 days (which period shall be extended so long as the rating of the Senior Notes is under publicly announced consideration for a possible downgrade by any Rating Agency) after the date of public notice of a Change of Control, or the intention of the Company or any Person to effect a Change of Control, (i) the Rating of the Senior Notes is decreased at least one Gradation by any Rating Agency or (ii) a withdrawal of the rating of the Senior Notes by any Rating Agency.

          "RECEIVABLES FINANCING" means the Obligation of the Company pursuant to the [describe agreement], as such agreement is amended or modified from time to time.

          "RELATED ASSET" means real or tangible personal property integral to the generation, transmission or distribution of electricity or the transportation or distribution of natural gas, and ancillary or related activities, including other energy-related businesses.

          "REPURCHASE OFFER" means a Change of Control Offer.

          "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

          "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

          "S&P" means Standard & Poors' Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

          "SALE OF ASSETS" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation by way of a sale and leaseback) by the Company or any Restricted Subsidiary other than sales of inventory or other current assets in the ordinary course of business consistent with past practice (provided that the sale, lease conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Sections 4.14 and/or Section 5.01 and not Section
4.10 hereof); (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of their Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a Fair Value in excess of $25.0 million or (b) for Net Proceeds in excess of $25.0 million; (iii) the sale or other disposition (but not any spin-off or other distribution to the Company's shareholders) of the Generating Assets or the Oswego Plant; or (iv) a Securitization Transaction. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly-Owned Restricted Subsidiary or by a Wholly-Owned Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary; (ii) an issuance of Equity Interests by a Wholly-Owned Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary; (iii) a Restricted Payment that is permitted by Section 4.07;
(iv) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any of its Restricted Subsidiaries; (v) transactions involving the license, lease or sublease of any real or personal property in the ordinary course of business; (vi) the making of any Permitted Investment;
(vii) the transfer, sale or assignment of assets to a single purpose entity in connection with the Receivables Financing; and (viii) a Permitted Asset Swap, will not be deemed to be a Sale of Assets.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SECURITIZATION TRANSACTION" means a transaction in which the Company, pursuant to authorization of the PSC, or other appropriate governmental authorizations, transfers rights or other property to a Person formed as a special purpose entity in conjunction with a financing based on the Company's right to collect a non-by passable wires or similar fee.

          "SENIOR INDEBTEDNESS" means any senior Indebtedness of the Company, including the First Mortgage Bonds, the Credit Facility, the Senior Notes and the Medium-Term Notes.

          "SENIOR DISCOUNT NOTES" means the Company's ____% Senior Discount Notes due 2010, which were issued pursuant to this Indenture on the Initial Issuance Date.

          "SENIOR NOTES" means the Company's Initial Series Senior Notes (which include the Senior Discount Notes) and any other series of Senior Notes issued under this Indenture or any Supplemental Indenture.

          "SERIES A SENIOR NOTES" means the Company's ___% Series A Senior Notes due 1999, which were issued pursuant to this Indenture on the Initial Issuance Date.

          "SERIES B SENIOR NOTES" means the Company's ___% Series B Senior Notes due 2000, which were issued pursuant to this Indenture on the Initial Issuance Date.

          "SERIES C SENIOR NOTES" means the Company's ___% Series C Senior Notes due 2001, which were issued pursuant to this Indenture on the Initial Issuance Date.

          "SERIES D SENIOR NOTES" means the Company's ___% Series D Senior Notes due 2002, which were issued pursuant to this Indenture on the Initial Issuance Date.

          "SERIES E SENIOR NOTES" means the Company's ___% Series E Senior Notes due 2003, which were issued pursuant to this Indenture on the Initial Issuance Date.

          "SERIES F SENIOR NOTES" means the Company's ___% Series F Senior Notes due 2005, which were issued pursuant to this Indenture on the Initial Issuance Date.

          "SERIES G SENIOR NOTES" means the Company's ___% Series G Senior Notes due 2008, which were issued pursuant to this Indenture on the Initial Issuance Date.

          "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

          "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or Guaranteed by the Company or its Restricted Subsidiaries) which is subordinate to the Senior Notes in right of payment or rights upon liquidation of the Company, whether pursuant to the terms of the instrument creating or evidencing such Indebtedness or otherwise.

          "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "SUPPLEMENTAL INDENTURE" means any indenture hereafter duly authorized and approved by the Board of Directors and entered into between the Company and the Trustee in accordance with this Indenture.

          "TIPES TRANSACTION" means a financing transaction or transactions in which the Company establishes a trust or other pass-through entity whose common equity interests are owned by the Company or a Subsidiary and whose assets consist of debt securities of the Company or any Restricted Subsidiary for the purpose of issuing issue preferred interests in such trust or other entity to investors.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

          "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "UNRESTRICTED SUBSIDIARY" means (i) Opinac North America, Inc., Opinac Energy Corporation, Plum Street Enterprises, Inc., Canadian Niagara Power Company, Limited and any other Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that any such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by
Section 4.07 of this Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date by Section 4.07, the Company shall be in default of such provision). The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted by Section 4.07 and (ii) no Default or Event of Default would be in existence following such designation.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, with respect to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "WHOLLY-OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

SECTION 1.02.   OTHER DEFINITIONS.


     Term                                         Defined in Section
     "Affiliate Transaction" ...................            4.11
     "Asset Sale Offer" ........................            4.10
     "Beneficial Owners" .......................            2.02
     "Case" ....................................            6.01
     "Change of Control Offer" .................            4.14
     "Change of Control Payment" ...............            4.14
     "Change of Control Payment Date" ..........            4.14
     "Covenant Defeasance" .....................            8.03
     "Custodian" ...............................            6.01
     "Event of Default" ........................            6.01
     "Incur" ...................................            4.09
     "Legal Defeasance" ........................            8.02
     "Offer Amount" ............................            3.09
     "Offer Period" ............................            3.09
     "Participant" .............................            2.02
     "Paying Agent" ............................            2.05
     "Payment Default" .........................            6.01
     "Purchase Date" ...........................            3.09
     "Registrar" ...............................            2.05
     "Restricted Payments" .....................            4.07
     "Securities Depositary" ...................            2.02
     "Successor Entity" ........................            5.01

SECTION 1.03.   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "INDENTURE SECURITIES" means the Senior Notes;

     "INDENTURE SECURITY HOLDER" means a Holder of a Senior Note;

     "INDENTURE TO BE QUALIFIED" means this Indenture;

     "INDENTURE TRUSTEE or "INSTITUTIONAL TRUSTEE" means the Trustee;

     "OBLIGOR" on the Senior Notes means the Company, or any successor obligor upon the Senior Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.   RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

          (3) references to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect in the United States as of the time when and for the period as to which such accounting principles are to be applied;

          (4)  "or" is not exclusive;

          (5) words in the singular include the plural, and in the plural include the singular;

          (6)  provisions apply to successive events and transactions; and

          (7) the words "he," "his," and "him" refer to both the masculine and feminine gender.

                                     ARTICLE 2
                                  THE SENIOR NOTES

SECTION 2.01.   SERIES AND TERMS OF SENIOR NOTES.

          At the option of the Company, Senior Notes may be issued under this Indenture in one or more series and in an unlimited amount. All Senior Notes issued under this Indenture and any sums which may be secured by this Indenture shall be secured equally, to the same extent and with the same priority, as the amount initially advanced on the security of this Indenture.

          Except for the Initial Series Senior Notes, which are created hereby, each series of Senior Notes shall be created and established in a Supplemental Indenture which shall designate the title of such series of Senior Notes, any maximum aggregate principal amount of Senior Notes of such series which may be authenticated and delivered upon the original issuance or issuances of such Senior Notes, and the currency or currencies, including composite currencies, in which payment of the principal of and interest, if any, on such Senior Notes shall be payable if other than in Dollars.

          The Supplemental Indenture which creates and establishes a series of Senior Notes, or a Company Order pursuant to such Supplemental Indenture, shall specify the form of Senior Notes of such series (and, if applicable, any coupons) and any and all of the terms of such Senior Notes or the method of determining such terms, which terms may include, but are not limited to:

        (i) the principal amount of such Senior Notes to be authenticated and delivered upon their original issuance at any particular time;

        (ii) the date on which such Senior Notes are to be issued, and the date from which interest, if any, will accrue on such Senior Notes;

        (iii) the rate of interest, if any, which shall be borne by such Senior Notes and, if such interest rate is not a fixed rate, the formula for determining such interest rate from time to time;

        (iv) the interest payment dates, if any, with respect to such Senior Notes;

        (v) the record dates for the payment of interest on any interest payment dates with respect to such Senior Notes;

        (vi) the date or dates on which principal of such Senior Notes is payable;

        (vii) the place or places where (A) the principal of and interest, if any, on such Senior Notes shall be payable upon presentation thereof,
     (B) such Senior Notes may be surrendered for registration of transfer,
     (C) such Senior Notes may be surrendered for exchange, and (D) notices and demands to or upon the Company in respect of such Senior Notes and this Indenture may be served, if different than as provided in Section 10.02;

        (viii) the means, which may include mail, for the payment of principal of and interest, if any, on such Senior Notes;

        (ix) if such Senior Notes may be established in book entry or certificate form;

        (x) the period or periods within which, the price or prices at which and the terms and conditions upon which such Senior Notes may be redeemed, in whole or in part, at the option of the Company;

        (xi) the obligation, if any, of the Company to redeem or repurchase such Senior Notes pursuant to any sinking, improvement, maintenance, replacement or analogous fund or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such Senior Notes shall be redeemed or repurchased, in whole or in part, pursuant to such obligation;

        (xii) if the principal of or interest, if any, on such Senior Notes, are to be payable, at the election of the Company or a Holder of such Senior Notes, in a coin or currency other than that in which such Senior Notes are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

        (xiii) if the principal of or interest, if any, on such Senior Notes are to be payable, or are to be payable at the election of the Company or a Holder of such Senior Notes, in securities or other property, the type and amount of such securities or other property, or the method by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any election may be made;

        (xiv) if the amount of payments of principal of or interest, if any, on such Senior Notes may be determined with reference to an index or other fact or event ascertainable outside of this Indenture, the manner in which such amounts shall be determined;

        (xv) if other than the principal amount of such Senior Notes, the portion of such principal amount of such Senior Notes which shall be payable upon a declaration that the principal of such Senior Notes is due and payable immediately pursuant to Section 6.02;

        (xvi) the terms, if any, pursuant to which such Senior Notes may be converted into or exchanged for shares of Capital Stock or other securities of the Company or of any other Person;

        (xvii) the obligations or instruments, if any, which shall be considered to be eligible obligations in respect of such Senior Notes if they are denominated in a composite currency or in a currency other than Dollars;

        (xviii) if a service charge will be made for the registration of transfer or exchange of such Senior Notes the amount or terms thereof; and

         (xix) any variation in the definition of Business Day with respect to such Senior Notes.

          The Senior Notes and coupons of any one or more series may be expressed in one or more foreign languages, if also expressed in the English language, and the English text shall govern the construction thereof and both or all texts shall constitute only a single obligation. The English text of Senior Notes and the authentication certificate of the Trustee shall be in the forms set forth in the Supplemental Indenture creating and establishing such series of Senior Notes or in a Company Order pursuant to such Supplemental Indenture.

          With respect to Senior Notes of a series subject to a periodic offering, the Supplemental Indenture which creates and establishes such series or a Company Order pursuant to such Supplemental Indenture may provide general terms or parameters for Senior Notes of such series and provide either that the specific terms of particular Senior Notes of such series shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with specified procedures, acceptable to the Trustee, by which such terms are to be established (which procedures may provide for authentication and delivery pursuant to oral or electronic instructions from the Company or any agent or agents thereof, which oral instructions are to be promptly confirmed electronically or in writing).

SECTION 2.02.  TERMS OF INITIAL SERIES SENIOR NOTES.

          There are hereby created and established eight series of Senior Notes to be issued pursuant to this Indenture, having the respective series designations, maturity dates and maximum aggregate principal amounts (subject to Section 2.07 of the Indenture) as follows:

                                                      Maximum Principal Amount
Series Designation             Maturity Date      or Principal Amount at Maturity
------------------           -----------------    -------------------------------
__% Series A Senior Notes    July 1, 1999                 $300,000,000
__% Series B Senior Notes    October 1, 2000              $450,000,000
__% Series C Senior Notes    July 1, 2001                 $400,000,000
__% Series D Senior Notes    October 1, 2002              $400,000,000
__% Series E Senior Notes    July 1, 2003                 $400,000,000
__% Series F Senior Notes    October 1, 2005              $400,000,000
__% Series G Senior Notes    October 1, 2008              $600,000,000
__% Senior Discount Notes    July 1, 2010                 $500,000,000

          The Initial Series Senior Notes shall have the following terms:

          (1) The Series A through G Senior Notes shall bear interest at the rate per annum set forth in their respective titles, from the date of their initial issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the Series A through G Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of their initial issuance. The interest payment dates for the Series A, C and E Senior Notes shall be January 1 and July 1 in each year, commencing January 1, 1999. The interest payment dates for the Series B, D, F and G Senior Notes shall be April 1 and October 1 in each year, commencing October 1, 1998. The regular record dates for the interest payable on any interest payment date for the Series A, C and E Senior Notes shall be the December 15 and June 15 next preceding such January 1 or July 1, as the case may be. The regular record dates for the interest payable on any interest payment date for the Series B, D, F and G Senior Notes shall be the March 15 and September 15 next preceding such April 1 or October 1, as the case may be.

          (2) The Senior Discount Notes will be issued at a discount from their principal amount at maturity. Until July 1, 2003, no interest will accrue on the Senior Discount Notes, but the Accreted Value will increase (representing amortization of original issue discount) between the date of initial issuance and July 1, 2003, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months, such that the Accreted Value shall be equal to the full principal amount at maturity of the Senior Discount Notes on July 1, 2003. Thereafter, interest on the Senior Discount Notes will accrue at the rate of ___% per annum and will be payable in cash semi-annually in arrears on January 1 and July 1, commencing on January 1, 2004, to holders of record on the immediately preceding June 15 and December 15. Interest on the Senior Discount Notes will accrue from the most recent to which interest has been paid or, if no interest has been paid, from July 1, 2003. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          (3) The Initial Series Senior Notes are subject to redemption and repurchase by the Company in accordance with the terms of Article 3 hereof.

          (4) The Initial Series Senior Notes are entitled to the protections of the covenants contained in Articles 4 and 5 hereof and are subject to the provisions pertaining to Events of Default contained in
Article 6 hereof.

          (5) The Initial Series Senior Notes shall be issuable in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Initial Series Senior Notes shall be numbered RA-1, RB-1, RC-1, RD-1, RE-1, RF-1, RG-1, RDN-1 consecutively upwards, with the second capital letter (or the second and third capital letters in the case of the Senior Discount Notes) of such number corresponding to the applicable series of Senior Notes.

          (6)  The Initial Series Senior Notes shall be dated as described in
Section 2.03 of the Indenture, except that Initial Series Senior Notes first issued shall be dated as of the Initial Issuance Date.

          (7) Payment of principal of and interest on the Initial Series Senior Notes will be made in Dollars. Payment of principal of the Initial Series Senior Notes will be made upon surrender thereof at the office or agency of the Company maintained for that purpose in the City and State of New York, and principal and interest may be paid by check mailed to the address of the Holder as such address shall appear in the records of the Registrar as of the applicable record date or upon written request made prior to the applicable record date by a Holder of Initial Series Senior Notes in an aggregate principal amount in excess of $5,000,000, payments in respect of such Senior Notes shall be made by wire transfer; PROVIDED, FURTHER, that in the case of redemption or repurchase the Company may designate such other offices or agencies at which Initial Series Senior Notes subject to such redemption or repurchase may be surrendered for payment.

          (8) The Trustee and the Company may from time to time enter into, and discontinue, an agreement with a clearing agency (the "SECURITIES DEPOSITORY") registered under Section 17A of the Exchange Act, which is the registered owner of all of the Senior Notes of a series, to establish procedures with respect to the Senior Notes of such series not inconsistent with the provisions of the Indenture; PROVIDED, HOWEVER, that any such agreement may provide:

          (i) that the Senior Notes of such series may be represented by one or more global certificates;

          (ii) that such Securities Depository is not required to present a Senior Note of such series to the Trustee in order to receive a partial payment of principal;

          (iii) that a legend referring to such agreement shall appear on each Senior Note of such series so long as the Senior Notes of such series are subject to such agreement; and

          (iv) that provisions for notice to such Securities Depository which are different from notice provisions in the Indenture, may be set forth therein.

          Neither the Company nor the Trustee will have any responsibility or obligation to any Securities Depository, to any direct or indirect participant (a "PARTICIPANT") in the book entry system of any Securities Depository, or to the purchasers (the "BENEFICIAL OWNERS") of an interest in the Senior Notes of such series from a Participant with respect to (A) the accuracy of any records maintained by the Securities Depository or by any Participant; (B) the payment by the Securities Depository or by any Participant of any amount due to any Beneficial Owner in respect of the principal amount or redemption price of, or interest on, any Senior Notes of such series; (C) the delivery of any notice by the Securities Depository or any Participant; (D) the selection of the Beneficial Owners to receive payment in the event of any partial redemption of the Senior Notes of such series; or (E) any other action taken by the Securities Depository or any Participant.

SECTION 2.03.  FORM AND DATING.

          The Senior Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A through Exhibit H hereto (which shall be a part of this Indenture) in respect of the Initial Series Senior Notes, or as specifically provided in the Supplemental Indenture that creates any other series of Senior Notes or in a Company Order pursuant to such Supplemental Indenture. The Senior Notes may have notations, legends or endorsements approved as to form by the Company and required by law, stock exchange rules and agreements to which the Company is subject or usage. Each Senior Note shall be dated the date of its authentication, unless otherwise specifically provided herein or in the Supplemental Indenture that creates a series of Senior Notes or in a Company Order pursuant to such Supplemental Indenture. The Senior Notes shall be issuable only in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Senior Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture and of any Supplemental Indenture creating any series of Senior Notes, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.04.  EXECUTION AND AUTHENTICATION.

          Two Officers of the Company shall sign the Senior Notes for the Company by manual or facsimile signature. If an Officer of the Company whose signature is on a Senior Note no longer holds that office at the time a Senior Note is authenticated, the Senior Note shall nevertheless be valid.

          A Senior Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Senior Note has been authenticated under this Indenture.

          The Trustee shall, upon a written order of the Company signed by two Officers of the Company, authenticate Senior Notes for original issue up to the aggregate principal amount stated in paragraph 3 of the Initial Series Senior Notes, or as specifically provided in the Supplemental Indenture that creates any other series of Senior Notes or in a Company Order pursuant to such Supplemental Indenture. The aggregate principal amount of Senior Notes outstanding at any time may not exceed such amount except as provided in
Section 2.09 hereof.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Senior Notes. An authenticating agent may authenticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company.

SECTION 2.05.  REGISTRAR AND PAYING AGENT.

          The Company shall maintain an office or agency where Senior Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Senior Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Senior Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may act as Paying Agent or Registrar.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and agent for service of notices and demands in connection with the Senior Notes.

SECTION 2.06.  PAYING AGENT AND TO HOLD MONEY IN TRUST.

          The Company shall require each Paying Agent other than the Trustee or the Company itself to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium, if any, on the Senior Notes, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Senior Notes.

SECTION 2.07.  HOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Senior Notes, including the aggregate principal amount of Senior Notes held by each thereof.

SECTION 2.08.  TRANSFER AND EXCHANGE.

          When Senior Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Senior Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; PROVIDED, HOWEVER, that any Senior Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Senior Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

          Neither the Company nor the Registrar shall be required (i) to issue, register the transfer of or exchange Senior Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Senior Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (ii) to register the transfer of or exchange any Senior Note so selected for redemption in whole or in part, being redeemed in part or (iii) to register the transfer or exchange of a Senior Note between the record date and the next succeeding interest payment date.

          No service charge shall be made to any Holder of a Senior Note for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.12, 3.06, or 9.05 hereof, which shall be paid by the Company).

          Prior to due presentment to the Trustee for registration of the transfer of any Senior Note, the Trustee, any Agent or the Company may deem and treat the Person in whose name any Senior Note is registered as the absolute owner of such Senior Note for the purpose of receiving payment of principal of, or premium, if any, on such Senior Note and for all other purposes whatsoever, whether or not such Senior Note is overdue, and neither the Trustee, any Agent or the Company shall be affected by notice to the contrary.

SECTION 2.09.  REPLACEMENT SENIOR NOTES.

          If any mutilated Senior Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Senior Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Senior Note if the Trustee's requirements for replacements of Senior Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Senior Note is replaced. The Company may charge for its expenses in replacing a Senior Note.

          Every replacement Senior Note shall constitute a valid obligation of the Company and shall evidence the same debt as the Senior Note for which it is a replacement.

SECTION 2.10.  OUTSTANDING SENIOR NOTES.

          The Senior Notes outstanding at any time are all the Senior Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Except as set forth in Section 2.11 hereof, a Senior Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Senior Note.

          If a Senior Note is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Note is held by a bona fide purchaser.

          If the principal amount of any Senior Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

SECTION 2.11.  TREASURY SENIOR NOTES.

          In determining whether the Holders of the required principal amount of Senior Notes have concurred in any direction, waiver or consent, Senior Notes owned by the Company, any Subsidiary of the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Notes that a Trustee knows are so owned shall be so considered. Notwithstanding the foregoing, Senior Notes that are to be acquired by the Company, any Subsidiary of the Company or any Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, a Subsidiary of the Company or an Affiliate of the Company until legal title to such Senior Notes passes to the Company, such Subsidiary or such Affiliate, as the case may be.

SECTION 2.12.  TEMPORARY SENIOR NOTES.

          Until definitive Senior Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Senior Notes upon a written order of the Company signed by two Officers. Temporary Senior Notes shall be substantially in the form of definitive Senior Notes but may have variations that the Company considers appropriate for temporary Senior Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee, upon a written order of the Company signed by two Officers of the Company, shall authenticate definitive Senior Notes in exchange for temporary Senior Notes. Holders of temporary Senior Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.13.  CANCELLATION.

          The Company at any time may deliver Senior Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Senior Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Senior Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Senior Notes shall be delivered to the Company. The Company may not issue new Senior Notes to replace Senior Notes that they have paid or that have been delivered to the Trustee for cancellation.

SECTION 2.14.  RECORD DATE.

          The record date for purposes of determining the identity of Holders of the Senior Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

SECTION 2.15.  CUSIP NUMBER.

          The Company in issuing the Senior Notes may use a "CUSIP" number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior Notes and that reliance may be placed only on the other identification numbers printed on the Senior Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

                                    ARTICLE 3.
                             REDEMPTION AND REPURCHASE

Section 3.01.  CERTAIN SENIOR NOTES REDEEMABLE; NOTICES TO TRUSTEE.

          Any Outstanding Senior Notes which are, by their terms, redeemable before maturity, at the option of the Company or pursuant to the requirements of this Indenture (or any Supplemental Indenture which created a series of Senior Notes), may be redeemed at such times, in such amounts and at such prices as may be specified therein and in accordance with this Article 3.

          If the Company elects to redeem any Initial Series Senior Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless shorter notice shall be satisfactory to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Senior Notes to be redeemed and (iv) the redemption price. The notice periods for redemption of other series of Senior Notes, if different from the foregoing, shall be set forth in the Supplemental Indenture which creates and establishes such series or a Company Order pursuant to such Supplemental Indenture.

SECTION 3.02.  SELECTION OF SENIOR NOTES TO BE REDEEMED.

          If less than all of the Outstanding Senior Notes are to be redeemed at any time, the Trustee shall select the Senior Notes to be redeemed among the Holders of the Senior Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Notes are listed or, if the Senior Notes are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Senior Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Senior Notes not previously called for redemption.

          The Trustee shall promptly notify the Company in writing of the Senior Notes selected for redemption and, in the case of any Senior Note selected for partial redemption, the principal amount thereof to be redeemed.
 Senior Notes and portions of Senior Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Senior Notes of a Holder are to be redeemed, the entire outstanding amount of Senior Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this

Indenture that apply to Senior Notes called for redemption also apply to portions of Senior Notes called for redemption.

          In the event the Issuers are required to make an offer to redeem Senior Notes pursuant to Sections 3.09 and 4.10 hereof and the amount of the Net Proceeds from the Sale of Assets is not evenly divisible by $1,000, the Trustee shall promptly refund to the Company at the address set forth in
Section 10.02 hereof of any remaining Net Proceeds.

SECTION 3.03.  NOTICE OF REDEMPTION.

          Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Senior Notes are to be redeemed at its registered address.

          The notice shall identify the Senior Notes to be redeemed and shall state:

          i.   the redemption date;

          ii.  the redemption price;

          iii. if any Senior Note is being redeemed in part, the portion of the principal amount of such Senior Note to be redeemed and that, after the redemption date, upon surrender of such Senior Note, a new Senior Note or Senior Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Senior Note;

          iv.  the name and address of the Paying Agent;

          v. that Senior Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          vi. that, unless the Company defaults in making such redemption payment, interest on Senior Notes called for redemption ceases to accrue on and after the redemption date;

          vii. the paragraph of the Senior Notes and/or Section of this Indenture and/or of the Supplemental Indenture which created the series of Senior Notes pursuant to which the Senior Notes called for redemption are being redeemed; and

          viii. that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Notes.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Senior Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

          One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Senior Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Senior Notes to be redeemed.

          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Senior Notes or the portions of Senior Notes called for redemption, whether or not such Senior Notes are presented for payment. If a Senior Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Senior Note was registered at the close of business on such record date. If any Senior Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Notes and in Section 4.01 hereof.

SECTION 3.06.  SENIOR NOTES REDEEMED IN PART.

          Upon surrender of a Senior Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Senior Note equal in principal amount to the unredeemed portion of the Senior Note surrendered.

SECTION 3.07.  OPTIONAL AND SPECIAL REDEMPTION OF INITIAL SERIES SENIOR NOTES.

          (a) Except as provided in subparagraphs (b), (c) and (d) below, the Initial Series Senior Notes may not be redeemed at the option of the Company prior to maturity.

          (b) The Series A through G Senior Notes are redeemable by the Company at any time, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest through the redemption date plus the Make-Whole Premium.

          (c) The Company shall have the option to redeem the Senior Discount Notes prior to July 1, 2003 at any time, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at a redemption price equal to 100% of the Accreted Value thereof plus the Make-Whole Premium. On and after July 1, 2003, the Company shall have the option to redeem the Senior Discount Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 1 of the years indicated below:

          YEAR                           PERCENTAGE
          ----                           ----------
          2003                                      %
          2004                                      %
          2005                                      %
          2006 and thereafter                  100.0%

          (d) Notwithstanding the provisions of subparagraph (b) above, the Company may, at its option, by delivering a notice of redemption at any time during the period from April 1, 1999 through December 31, 2000, use all or a portion of the Net Proceeds from any sale or sales of Fossil and Hydro Generating Assets to redeem up to $500,000,000 aggregate principal amount of the Senior Notes in Series B through F at a cash redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, through the date of redemption. The Company shall effect a redemption of Senior Notes pursuant to this provision such that, following such redemption, the percentage of Senior Notes in each of Series B through F that remain outstanding (calculated for each series by dividing the aggregate principal amount of Senior Notes outstanding by the aggregate principal amount of Senior Notes originally issued) is as near to identical as reasonably practicable. Any such redemption must occur within 120 days following the receipt by the Company of the Net Proceeds that are being used to effect the redemption.

          (e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08.  MANDATORY REDEMPTION.

          Except as set forth under Sections 4.10 and 4.15 hereof, the Company shall not be required to make mandatory repurchase, redemption or sinking fund payments with respect to the Initial Series Senior Notes.

SECTION 3.09.  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

          In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

          The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the principal amount (or principal amount at maturity, as the case may be) of Senior Notes required to be purchased pursuant to Section 4.10 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Senior Notes tendered in response to the Asset Sale Offer. Payment for any Senior Notes so purchased shall be made in the same manner as interest payments are made.

          The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with any offer required to be made by the Company to repurchase the Senior Notes as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.09, the Company shall comply with the applicable securities laws or regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Senior Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Senior Notes pursuant to the Asset Sale Offer.

          Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders.
The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (a)  that the Asset Sale Offer is being made pursuant to this Section
     3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

          (b)  the Offer Amount, the purchase price and the Purchase Date;

          (c) that any Senior Note not tendered or accepted for payment shall continue to accrue interest;

          (d) that, unless the Company defaults in making such payment, any Senior Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

          (e) that Holders electing to have a Senior Note purchased pursuant to an Asset Sale Offer may elect only to have all of such Senior Note purchased and may not elect to have only a portion of such Senior Note purchased;

          (f) that Holders electing to have a Senior Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Senior Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Note completed, or transfer by book-entry transfer, to the Company, a depositary (if appointed by the Company) or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receive, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Note purchased;

          (h) that, if the aggregate principal amount (or principal amount at maturity, as the case may be) of Senior Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Senior Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Senior Notes in denominations of US$1,000, or integral multiples thereof, shall be purchased); and

          (i) that Holders whose Senior Notes were purchased only in part shall be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered (or transferred by book-entry transfer).

          On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount of Senior Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Senior Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Senior Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Senior Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Senior Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Senior Note to such Holder, in a principal amount equal to any unpurchased portion of the Senior Note surrendered. Any Senior Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

          Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. No repurchase of Senior Notes under this Section 3.09 shall be deemed to be a redemption of Senior Notes.

                                     ARTICLE 4
                                     COVENANTS

SECTION 4.01.   PAYMENT OF SENIOR NOTES.

          The Company shall pay or cause to be paid the principal of and premium, if any, and interest on the Senior Notes on the dates and in the manner provided in the Senior Notes. Principal, and premium, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, and premium, if any, then due. Such Paying Agent shall return to the Company, no later than five Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal of, premium, if any, and interest required to be paid on the Senior Notes.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to 1% per annum in excess of the then applicable interest rate on the Senior Notes to the extent lawful.

SECTION 4.02.   MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Senior Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Senior Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.05.

SECTION 4.03.   REPORTS.

          The Company shall file with the Trustee, within 15 days of filing them with the SEC, copies of the current, quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall nevertheless file with the SEC and the Trustee, on the date upon which it would have been required to file with the SEC, financial statements, including any notes thereto (and with respect to annual reports, an auditor's report by a firm of established national reputation, upon which the Trustee may conclusively rely), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which the Company would have been required to include in such annual reports, information, documents or other reports on Forms 8-K, 10-Q and 10-K if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act; PROVIDED, HOWEVER, that the Company shall not be required to register under the Exchange Act by virtue of this provision, if it were not otherwise required to do so.

SECTION 4.04.   COMPLIANCE CERTIFICATE.

          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and its Restricted Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of the Senior Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Chartered Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company have violated any of the financial provisions of Sections 4.01, 4.07, 4.09 and 4.12 or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the Senior Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.   TAXES.

          The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Senior Notes.

SECTION 4.06.   STAY, EXTENSION AND USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the

Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.   RESTRICTED PAYMENTS.

          Prior to the Investment Grade Date, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any cash dividend or other distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests, including, without limitation, any payment in connection with any merger or consolidation involving the Company (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or any portion of a dividend or distribution by a Restricted Subsidiary of the Company that is payable to the Company or to any Wholly-Owned Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value from any Person other than the Company or a Wholly-Owned Restricted Subsidiary any Equity Interests of the Company, any of its Subsidiaries or any direct or indirect parent of the Company (other than the conversion or exchange of Equity Interests of the Company for other Equity Interests of the Company); or (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except at final maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payments:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) except in the case of any Restricted Investment, the Company would, at the time of such Restricted Payment, and after giving PRO FORMA effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have a Fixed Charge Coverage Ratio of not less than 1.75 to 1 (calculated pursuant to Section 4.09 below); and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Initial Issuance Date (excluding Restricted Payments permitted by clauses (iii), (iv), (v), (vi) or (vii) of the next succeeding paragraph), is less than the sum of (i) $50,000,000, PLUS (ii) 25% of an amount equal to the Operating Cash Flow of the Company for the period (taken as one accounting period) from the day after the Initial Issuance Date through the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Operating Cash Flow for such period is a deficit, less 100% of such deficit), PLUS
(iii) 100% of the aggregate net cash proceeds received by the Company from the issuance or sale (other than pursuant to or in connection with the IPP Buyout) after the Initial Issuance Date of Equity Interests of the Company or of debt securities of the Company that have been converted into Equity Interests of the Company, PLUS (iv)

100% of the aggregate cash proceeds received by the Company from any payment in respect of any previously made Restricted Investment (but only to the extent that such amount is not reflected in Consolidated Net Income).

          The foregoing provisions shall not prohibit (i) the payment of dividends, whether paid in kind or in cash, or the satisfaction of mandatory redemption obligations, in respect of any Preferred Stock outstanding on the Initial Issuance Date in accordance with the terms thereof; (ii) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Section 4.07, (iii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company; (iv) defeasance, redemption or repurchase of Subordinated Indebtedness with the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company or from an incurrence of Permitted Refinancing Indebtedness that consists of Subordinated Indebtedness, PROVIDED that the amount of any net cash proceeds that are utilized for any redemption, repurchase, retirement or other acquisition described in clauses (iii) and (iv) shall be excluded from clause (c)(iii) of the first paragraph of this Section 4.07; (v) the repurchase, redemption, or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management or for the purpose of providing Equity Interests for issuance under dividend reinvestment or employee benefits plans of the Company; (vi) any spin-off or other distribution to shareholders of the Generating Assets or the Oswego Plant or any portion thereof or any direct or indirect interest therein; and (vii) any dividend or other distribution of the Capital Stock of any Unrestricted Subsidiary, PROVIDED that in the case of each of clauses (i) and (ii) above, no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

          Not later than the date of making any Restricted Payment that relies on clause (c) of the first paragraph of this covenant to be permitted, and so long as the limitations contained in such clause apply, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by such covenant were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.08.   DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Restricted Subsidiary to (a) (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) make loans or advances to the Company or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) the First Mortgage Bonds, the Credit Facility, the Receivables Financing, the Pollution Control Obligations, the Securitization Transaction, the Indenture and the Senior Notes; (ii) applicable law or regulation; (iii) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; (iv) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practice; (v) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above in the property so acquired; (vi) any contract for the sale of 100% of the Capital Stock of a Restricted Subsidiary; or (vii) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.09.   INCURRENCE OF INDEBTEDNESS.

               Prior to the Investment Grade Date, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR"), any Indebtedness (including Acquired Debt) or issue any Disqualified Stock; PROVIDED, HOWEVER, that the Company and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) and issue Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such Indebtedness is incurred or Disqualified Stock is issued would have been at least 3.25 to 1, determined on a PRO FORMA basis (including a PRO FORMA application of the net proceeds therefrom), as if such Indebtedness had been incurred or such Disqualified Stock had been issued at the beginning of such four-quarter period.

              The foregoing provisions will not apply to (i) Permitted Refinancing Indebtedness; (ii) the incurrence by the Company of any amount of Subordinated Indebtedness if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such Subordinated Indebtedness is incurred would have been at least 1.75 to 1 (determined as in the immediately preceding paragraph); (iii) Permitted Hedging Agreements; (iv) borrowings under the Credit Facility in an amount not to exceed $804.4 million; and (v) intercompany Indebtedness between and among the Company and any of its Restricted Subsidiaries (except in a TIPES Transaction); PROVIDED, HOWEVER, that (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be.

SECTION 4.10.  PROCEEDS OF CERTAIN ASSET SALES.

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in a (A) Permitted Asset Swap unless the Company or Restricted Subsidiary receives property or assets with a Fair Value at least equal to the Fair Value of the property or assets swapped or
(B) Sale of Assets unless (i) the Company (or the applicable Restricted Subsidiary, as the case may be) receives consideration at the time of such Sale of Assets at least equal to the Fair Value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets of Equity Interests issued or sold or otherwise disposed of and (ii) except in connection with a sale of Fossil and Generating Assets or the Oswego Plant, at least 75% of the consideration received therefor by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; PROVIDED that if in the case of the sale of any Fossil and Generating Asset pursuant to the PowerChoice Agreement, the Board of Directors determines in good faith that the Company will receive the highest price by accepting a bid with consideration consisting of less than 75% cash or Cash Equivalents, and the PSC approves the Company's acceptance of such bid, then the Company may accept such bid, and PROVIDED FURTHER, that in the case of any Sale of Assets (except a Securitization Transaction) that is consummated after the Investment Grade Date, the requirement of clause
(ii) shall not apply. For purposes of determining the Company's compliance with the requirements of the immediately preceding sentence, the amount of
(x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement or that otherwise releases the Company or such Restricted Subsidiary from further liability and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash shall be deemed to be cash for purposes of this provision (to the extent of the cash received).

               Within 180 days after the receipt of any Net Proceeds from a Securitization Transaction or a Sale of Assets consisting of Generating Assets, or within 360 days after the receipt of any Net Proceeds from any other Sale of Assets that is consummated prior to the Investment Grade Date, the Company shall (a) in the case of a Securitization Transaction, apply the cash portion of such Net Proceeds in accordance with the relevant statutory or regulatory requirements that govern such transaction or, if there are no such requirements, to reduce Senior Indebtedness, (b) in the case of a sale or other disposition of Generating Assets or the Oswego Plant, use not less than 85% (or 100% if the accepted bid requires less than 75% of the purchase price to be paid in cash or Cash Equivalents) of the cash portion of such Net Proceeds to reduce Senior Indebtedness, and (c) in the case of any


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

other Sale of Assets that is consummated prior to the Investment Grade Date, use 100% of such Net Proceeds for one or more of the following: (i) to reduce Senior Indebtedness, (ii) to reinvest, or enter into an agreement with respect to the reinvestment of, such Net Proceeds in Related Assets, or (iii) make an offer to all Holders of Senior Notes (an "ASSET SALE OFFER") to purchase the maximum principal amount of Senior Notes that may be purchased out of such Net Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof (in the case of the Series A through G Notes) or 100% of the principal amount at maturity of the Senior Discount Notes (if such purchase occurs on or after July 1, 2003) or 100% of the Accreted Value of the Senior Discount Notes (if such repurchase occurs prior to July 1, 2003) plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Senior Notes tendered pursuant to an Asset Sale Offer is less than the amount of such Net Proceeds, the Company may use any remaining Net Proceeds for general corporate purposes. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of such Net Proceeds, the Trustee shall select the Senior Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Net Proceeds shall be reset at zero. Pending the final application of any such Net Proceeds, the Company may otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

SECTION 4.11.  TRANSACTION WITH AFFILIATES.

               The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or Subsidiary with an unrelated Person; and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by a nationally recognized expert in evaluating such transactions; PROVIDED that (v) any employment agreement entered into by the Company or its Subsidiaries in the ordinary course of business; (w) commercial transactions in the ordinary course of the utility business between or among the Company and/or its Restricted Subsidiaries; (x) Restricted Payments that are permitted by Section 4.07; (y) agreements or transactions entered into in connection with a Securitization Transaction or the Receivables Financing and
(z) following any holding company reorganization, transactions between the Company and its Restricted Subsidiaries and the Company's parent that are on terms permitted by the PSC, in each case, shall not be deemed Affiliate Transactions.

SECTION 4.12.  LIENS.

               The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, secure with a Lien on the property or assets of the Company or such Restricted Subsidiary, Other Indebtedness or Subordinated Indebtedness without making, or causing such Restricted Subsidiary to make, effective provision for securing the Senior Notes (i) in the case of a Lien securing Other Indebtedness, on an equal and ratable basis with the Lien securing such Other Indebtedness and (ii) in the case of a Lien securing Subordinated Indebtedness, on a basis such that the Lien securing the Senior Notes is senior in priority to the Lien securing such Subordinated Indebtedness, in each case until such time as such Other Indebtedness or Subordinated Indebtedness is no longer secured by a Lien.

SECTION 4.13.  CORPORATE EXISTENCE.

               Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect
(i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Senior Notes.

SECTION 4.14.  OFFER TO REPURCHASE UPON CHANGE OF CONTROL TRIGGERING EVENT.

               (a) Upon the occurrence of a Change of Control Triggering Event, each Holder of Senior Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to (a) 101% of the aggregate principal amount thereof in the case of the Series A through G Senior Notes, (b) 101% of the principal amount at maturity of the Senior Discount Notes (if such repurchase occurs on or after July 1, 2003) or (c) 101% of the Accreted Value of the Senior Discount Notes (if such repurchase occurs prior to July 1, 2003), plus accrued and unpaid interest thereon, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within thirty days following any Change of Control Triggering Event, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute

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

the Change of Control Triggering Event and offering to repurchase Senior Notes pursuant to the procedures described in this Section and described in such notice. The notice will state: (1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Senior Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be at least 30 but not more than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"); (3) that any Senior Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Senior Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Senior Notes purchased pursuant to a Change of Control Offer will be required to surrender the Senior Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Senior Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Senior Notes purchased; and (7) that Holders whose Senior Notes are being purchased only in part will be issued new Senior Notes equal in principal amount (or principal amount at maturity, as the case may be) to the unpurchased portion of the Senior Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control.

               (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so tendered and
(3) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate principal amount (or principal amount at maturity, as the case may be) of Senior Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Senior Notes so tendered the Change of Control Payment for such Senior Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount (or principal amount at maturity, as the case may be) to any unpurchased portion of the Senior Notes surrendered, if any; PROVIDED that each such new Senior Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

               (c) The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Sections 4.14(a) and 4.14(b) hereof and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.15.  PAYMENTS FOR CONSENTS.

               Neither the Company nor any of its Subsidiaries may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Senior Note of any series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or such Senior Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Senior Notes of that series that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                               ARTICLE 5
                               SUCCESSORS

SECTION 5.01.   MERGER, CONSOLIDATION, OR SALE OF ASSETS.

               So long as the Senior Notes are outstanding, the Company may not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all its assets in one or more related transactions, to another Person unless (i) the corporation formed by such consolidation or surviving in such merger or the Person that acquires by sale, assignment, transfer, conveyance or other disposition, or that leases, such assets (in each such case, the "SUCCESSOR ENTITY"), is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes the Company's obligations under the Indenture and the Notes; (ii) immediately before and after such transaction no Default or Event of Default exists; and (iii) the Successor Entity (or the Company, in the case of a consolidation or merger in which the Company is the surviving entity) (A) has Consolidated Net Worth immediately after the transaction (but prior to any revaluation or recalculation of Consolidated Net Worth as of the date of the transaction relating to a carry-over basis (if any) of the assets acquired in the transaction (as determined in accordance with GAAP)) equal to or greater than the Consolidated Net Worth of the Company immediately prior to the transaction and (B) will, at the time of such transaction and after giving PRO FORMA effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, have a Fixed Charge Coverage Ratio of not less than 1.75 to 1 (calculated pursuant to Section 4.09 above); PROVIDED that the limitations set forth in this clause (iii) shall not apply following the Investment Grade Date or to any merger or consolidation of the Company with or into a Restricted Subsidiary and PROVIDED FURTHER, that the limitations set forth above shall not apply to the sale or disposition by the

Company of the Generating Assets or the Oswego Plant (it being understood and agreed that the acquiror or transferee of such assets shall not qualify as a Successor Entity on the basis of having acquired all or substantially all of the Company's assets for purposes of this Article 5).

SECTION 5.02.   SUCCESSOR CORPORATION SUBSTITUTED.

               Upon any consolidation, amalgamation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section
5.01 hereof, the successor corporation formed by such consolidation or amalgamation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, amalgamation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "COMPANY" shall refer instead to the successor corporation), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; PROVIDED, HOWEVER, that the predecessor Company shall not be relieved from the obligation to pay the principal of, and premium, if any, on the Senior Notes except in the case of a transaction that meets the requirements of Section
5.01 hereof.

                               ARTICLE 6
                         DEFAULTS AND REMEDIES

SECTION 6.01.   EVENTS OF DEFAULT.

               Each of the following constitutes an "EVENT OF DEFAULT":

               (i) default by the Company for 60 days in the payment when due of interest on the Senior Notes;

               (ii) default by the Company in the payment when due of the principal of, or premium, if any, on the Senior Notes;

               (iii) failure by the Company to comply with Sections 4.07,
          4.09 or 5.01 hereof;

               (iv) failure by the Company for 60 days after written notice to the Company by the Trustee, or written notice to the Company and the Trustee by the Holders of 25% or more in an aggregate principal amount (or principal amount at maturity, as the case may be) of the Senior Notes, to comply with any of its agreements in the Indenture or the Senior Notes;

               (v) default by the Company under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default (a) is caused by a failure to pay the principal of such Indebtedness at the stated maturity of such Indebtedness after the expiration of the grace period provided in such Indebtedness (a "PAYMENT DEFAULT") or (b) results in the acceleration of such Indebtedness prior to its stated maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

               (vi) failure by the Company or any of its Restricted Subsidiaries to pay a final judgment or final judgments not otherwise covered by insurance for the payment of money entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments are not paid, discharged or stayed for a period of 60 days, PROVIDED that the aggregate of all such undischarged judgments exceeds $50.0 million;

               (vii) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                       (a)  commences a voluntary Case,

                       (b)  consents to the entry of an order for relief
                        against it in an involuntary Case,

                       (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                       (d) makes a general assignment for the benefit of its creditors, or

                       (e) generally is not paying its debts as they become due; or

               (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                       (a) is for relief against the Company or any of its Significant Subsidiaries in an involuntary Case;

                       (b) appoints a Custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or

                       (c) orders the liquidation of the Company or any of its Significant Subsidiary; and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days.

          The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. The term "CASE" means an application, petition, action, case or other proceeding (including the filing of a notice of intention to file a proposal) before any court, tribunal or other governmental authority under any applicable Bankruptcy Law (foreign or domestic).

          In the case of any Event of Default pursuant to the provisions of this Section 6.01 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Senior Notes pursuant to Sections 3.07 or 4.14 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Senior Notes, anything in this Indenture or in the Senior Notes to the contrary notwithstanding.

SECTION 6.02.   ACCELERATION.

          If any Event of Default (other than an Event of Default specified in clause (vii) or (viii) of Section 6.01 hereof with respect to the Company or any Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount (or principal amount at maturity, as the case may be) of the then outstanding Senior Notes of any series affected by an Event of Default may declare all the Senior Notes of such Series to be due and payable immediately. Upon any such declaration, the Senior Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (vii) or (viii) of Section 6.01 hereof occurs with respect to the Company or any of its Significant Subsidiaries, all outstanding Senior Notes shall be due and payable immediately without further action or notice.
The Holders of a majority in aggregate principal amount (or principal amount at maturity, as the case may be) of the then outstanding Senior Notes of any series affected by an Event of Default by written notice to the Trustee may on behalf of all of the Holders of such series rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived. Except as provided in Section 6.01 hereof, in the event of any such acceleration of Senior Notes, the Company will become obligated to pay the aggregate principal amount and accrued interest (or Accreted Value on the Senior Discount Notes if prior to July 1, 2003) of the Senior Notes immediately.


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

SECTION 6.03.   OTHER REMEDIES.

               If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, and premium, if any, on the Senior Notes or to enforce the performance of any provision of the Senior Notes or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Senior Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior
Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.   WAIVER OF PAST DEFAULTS.

               Holders of not less than a majority in aggregate principal amount (or principal amount at maturity, as the case may be) of the then outstanding Senior Notes that would be materially adversely affected by such waiver by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of interest on, or the principal of, or premium of, if any, the Senior Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.   CONTROL BY MAJORITY.

               Holders of a majority in principal amount (or principal amount at maturity, as the case may be) of the then outstanding Senior Notes of any series affected by an Event of Default may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or
exercising any trust or power conferred on it.   However, the Trustee may refuse
to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to tile rights of other Holders of Senior Notes or that may involve the Trustee in personal liability.

SECTION 6.06.   LIMITATION ON SUITS.

               A Holder of a Senior Note may pursue a remedy with respect to this Indenture or the Senior Notes only if:

               (a) the Holder of a Senior Note gives to the Trustee written notice of a continuing Event of Default;

               (b) the Holders of at least 25% in principal amount (or principal amount at maturity, as the case may be) of the then outstanding Senior Notes make a written request to the Trustee to pursue the remedy;

               (c) such Holder of a Senior Note or Holders of Senior Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

               (e) during such 60-day period the Holders of a majority in principal amount (or principal amount at maturity, as the case may be) of the then outstanding Senior Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Senior Note may not use this Indenture to prejudice the rights of another Holder of a Senior Note or to obtain a preference or priority over another Holder of a Senior Note.

SECTION 6.07.   RIGHTS OF HOLDERS OF SENIOR NOTES TO RECEIVE PAYMENT.

               Notwithstanding any other provision of this Indenture, the right of any Holder of a Senior Note to receive payment of principal and premium, if any, on the Senior Note, on or after the respective due dates expressed in the Senior Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.   COLLECTION SUIT BY TRUSTEE.

               If an Event of Default specified in Section 6.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, and premium, if any, remaining unpaid on the Senior Notes and interest on overdue principal and, to the extent lawful, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.   TRUSTEE MAY FILE PROOFS OF CLAIM.

               The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Senior Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section
7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  PRIORITIES.

               If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

               FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection, including the costs of its agents and counsel;

               SECOND: to Holders of Senior Notes for amounts due and unpaid on the Senior Notes for principal, and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal, and premium, if any, respectively; and

               THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

               The Trustee may fix a record date and payment date for any payment to Holders of Senior Notes pursuant to this Section 6.10.

SECTION 6.11.  UNDERTAKING FOR COSTS.

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party, litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Senior Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Notes.

                           ARTICLE 7
                            TRUSTEE

SECTION 7.01.   DUTIES OF TRUSTEE.

               (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (b)  Except during the occurrence and continuance of an Event of
        Default:

               (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and any Supplemental Indenture; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

               (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01 and the requirements of the TIA.

               (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

               (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.   RIGHTS OF TRUSTEE.

               (a) The Trustee may conclusively rely upon any document (and any facts or matters stated in any document) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

               (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

               (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

               (g) The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

               (h) The Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(i) or 6.01(ii) hereof; or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

SECTION 7.03.   INDIVIDUAL RIGHTS OF TRUSTEE.

               The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and
7.11 hereof.

SECTION 7.04.   TRUSTEE'S DISCLAIMER.

               The Trustee makes no representation as to the validity or adequacy of this Indenture or the Senior Notes, it shall not be accountable for the Company's use of the proceeds from the Senior Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital in this Indenture or any statement in the Senior Notes or any other document in connection with the sale of the Senior Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.   NOTICE OF DEFAULTS.

               If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Senior Notes a notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default shall have been cured.
Except in the case of a Default or Event of Default in payment of principal of, or premium, if any, or interest on any Senior Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Notes.

SECTION 7.06.   REPORTS BY TRUSTEE TO HOLDERS OF THE SENIOR NOTES.

               Within 60 days after each May 15 beginning with the May 15 following the date hereof, and for so long as Senior Notes remain outstanding, the Trustee shall mail to the Holders of the Senior Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if the event described in Section 313(a) of the TIA has occurred within twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

               Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to the Holders of Senior Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Senior Notes are listed in accordance with TIA
Section 313(d). The Company shall promptly notify the Trustee when the Senior Notes are listed on any stock exchange.

SECTION 7.07.   COMPENSATION AND INDEMNITY.

               The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it or made by it in addition to the compensation for its services, including reasonable compensation and the expenses and disbursements of its agents and counsel. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, whether incurred in disputes between the parties or disputes with third parties or otherwise.

               The Company shall indemnify the Trustee against any loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next paragraphs, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or any Person of any liability or obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.

               The Company need not reimburse any expense or indemnify against any loss or liability attributed solely to the Trustee's negligence or bad faith.

               To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Senior Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Senior Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

               When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vii) or (viii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.   REPLACEMENT OF TRUSTEE.

               A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

               The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Senior Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount (or principal amount at maturity, as the case may be) of the then outstanding Senior Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee, after written request by any Holder of a Senior Note who has been a Holder of a Senior Note for at least six months, fails to comply with Section 7. 10, such Holder of a Senior Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Senior Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.   SUCCESSOR TRUSTEE BY MERGER, ETC.

               If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.  ELIGIBILITY, DISQUALIFICATION.

               The final paragraph of this Section shall not be operative as a part of this Indenture until this Indenture is qualified under the TIA and until such qualification this Indenture shall be construed as if said paragraph were not contained herein.

               There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

               This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

               The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311 (b). A Trustee that has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                     ARTICLE 8
                      LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

               The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Senior Notes of any series upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.    LEGAL DEFEASANCE AND DISCHARGE.

               Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Senior Notes of any series on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Notes of such series, which shall thereafter be deemed to be " outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Senior Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Senior Notes of such series to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, and premium, if any, and interest on such Senior Notes when such payments are due from the funds held by the Trustee in the trust, (b) the Company's obligations with respect to such Senior Notes of such series under Sections 2.06, 2.08, 2.09, 2.12 and
4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture and the Company's obligations in connection therewith and (d) the obligations of the Company under this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.   COVENANT DEFEASANCE.

               Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14 and Article 5 hereof with respect to the outstanding Senior Notes of any series on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and such Senior Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Notes of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Senior Notes of such series shall be unaffected thereby. In addition, upon the Company's exercise under
Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(iii) through 6.01(vii) hereof shall not constitute Events of Default.

SECTION 8.04.   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

               The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Senior Notes:

               In order to exercise either Legal Defeasance or Covenant
Defeasance:

               (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Notes, cash in Dollars, Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a firm of independent public accountants, nationally recognized in the United States, to pay the principal of, premium, if any, and interest on the outstanding Senior Notes on the stated date for payment thereof or on the applicable redemption date of such Senior Notes, and the Company must specify whether the Senior Notes are being defeased to maturity or to a particular redemption date;

               (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming

                                                S&A DRAFT -JUNE 10, 1998

     that the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) the Company shall covenant that no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Senior Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(vii) and (viii) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e) the Company shall covenant that such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries are parties or by which the Company or any of its Subsidiaries are bound;

          (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Senior Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

          (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for, in the case of the Officers' Certificate, clauses
     (a) through (f), and, in the case of the Opinion of Counsel, clauses (a) (with respect to the validity and perfection of security interest), (b),
     (c) and (e), have been complied with.


SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SENIOR NOTES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "TRUSTEE") pursuant to Section 8.04 hereof in respect of the outstanding Senior Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the

                                                S&A DRAFT -JUNE 10, 1998

Holders of such Senior Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.


          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Notes.

          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.   REPAYMENT OF COMPANY.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or premium, if any, or interest on any Senior Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.   REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any Dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company make any payment of principal of, premium, if any, or interest on any Senior Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                     ARTICLE 9
                          AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.   WITHOUT CONSENT OF HOLDERS OF SENIOR NOTES.

          Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Senior Notes, and enter into Supplemental Indentures hereto which shall thereafter form a part hereof, without the consent of any Holder of a Senior Note, for any one or more of the following purposes:

          (a)  to cure any ambiguity, defect or inconsistency herein;

          (b) to secure the Senior Notes on an equal and ratable or senior basis with Other Indebtedness or Subordinated Indebtedness, respectively, as required by Section 4.12 hereof;

          (c) to establish and create one or more series of Senior Notes (in addition to the Initial Series Senior Notes) and to specify certain terms of such series of Senior Notes, which terms may include, but are not limited to, those set forth in Section 2.01, all in a manner not inconsistent with the provisions of this Indenture;

          (d) to provide that the Company shall not issue any additional Senior Notes or to add conditions, limitations and restrictions on the Company with respect to any series of Senior Notes under this Indenture;

          (e) to add additional covenants and agreements of the Company to this Indenture, or to add to the Events of Default specified in Section 6.01 additional Events of Default, or to surrender any right or power herein reserved to or conferred upon the Company pursuant to this Indenture.

          (f) to provide for alternative methods or forms for evidencing and recording the ownership of Senior Notes;

                                                S&A DRAFT -JUNE 10, 1998

          (g) to provide for the assumption of the Company's obligations to the Holders of the Senior Notes in the case of a merger, amalgamation, consolidation or sale of all or substantially all of the assets pursuant to Article Five hereof;

          (h) to make any change that would provide any additional rights or benefits to the Holders of the Senior Notes or that does not adversely affect the legal rights hereunder of any Holder of the Senior Notes;

          (i) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or Supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or Supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.   WITH CONSENT OF HOLDERS OF SENIOR NOTES.

          Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture, and the Senior Notes, and enter into Supplemental Indentures hereto which shall thereafter form a part hereof, with the consent of the Holders of at least a majority in principal amount (or principal amount at maturity, as the case may be) of the Senior Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or interest on, the Senior Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Senior Notes may be waived with the consent of the Holders of a majority in principal amount (or principal amount at maturity, as the case may be) of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes); PROVIDED, HOWEVER, that if there shall be Senior Notes of more than one series outstanding and if the proposed action to be taken will materially adversely affect the rights of holders of Senior Notes of one or more of such series, then the consent (including consents obtained in connection with a tender offer or exchange offer for Senior Notes) only of holders of a majority in aggregate principal amount (or principal amount at maturity, as the case may be) of outstanding Senior Notes of all series so affected, considered as one class, shall be required.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or Supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or Supplemental Indenture unless such amended or Supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or Supplemental Indenture.

          It shall not be necessary for the consent of the Holders of Senior Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Senior Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or Supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture, the Senior Notes or any Supplemental Indenture. Subject to Section 9.01(a)(i), however, without the consent of each Holder affected, an amendment, waiver or Supplemental Indenture may not (with respect to any Senior Notes held by a non-consenting Holder):

          (a) reduce the principal amount (or principal amount at maturity, as the case may be) of Senior Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any Senior Note or alter or waive any of the provisions with respect to the redemption of the Senior Notes except as provided above with respect to Sections 3.09, 4.10 and 4.14 hereof;

          (c) reduce the rate of or change the time for payment of interest on any Senior Note;

          (d) after the obligation has arisen for the Company to make an offer to purchase following the occurrence of a Change of Control or Sale of Assets, alter the obligation to purchase the Senior Notes in accordance with such offer to purchase or waive any default in the performance thereof;

          (e) waive a Default or Event of Default in the payment of principal of, or interest on, the Senior Notes (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount (or principal amount at maturity, as the case may be) of the then outstanding Senior Notes and a waiver of the payment default that resulted from such acceleration);

          (f) make any Senior Note payable in money other than that stated in the Senior Notes;

          (g) make any change in the provisions of this Indenture regarding waivers of past Defaults or the rights of Holders of Senior Notes to receive payments of principal of, or interest on, the Senior Notes;

          (h) waive a redemption payment with respect to any Senior Note (other than a payment required by Sections 4.10 or 4.14 hereof); or

          (i)  make any change in the foregoing amendment and waiver provisions.

SECTION 9.03.    COMPLIANCE WITH TRUST INDENTURE ACT.

           Every amendment or supplement to this Indenture or the Senior Notes shall be set forth in an amended or Supplemental Indenture that complies with the TIA in effect as of the date of amendment or supplement.

SECTION 9.04.    REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Note is a continuing consent by the Holder of a Senior Note and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder's Senior Note, even if notation of the consent is not made on any Senior Note. However, any such Holder of a Senior Note or subsequent Holder of a Senior Note may revoke the consent as to its Senior Note if the Trustee receives written notice of revocation before the date the waiver, Supplemental Indenture or amendment becomes effective. An amendment, Supplemental Indenture or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

          The Company may fix a record date for determining which Holders of Senior Notes must consent to such Supplemental Indenture, amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Senior Notes furnished to the Trustee prior to such solicitation pursuant to Section 2.07, or (ii) such other date as the Company shall designate.

SECTION 9.05.    NOTATION ON OR EXCHANGE OF SENIOR NOTES.

          The Trustee may place an appropriate notation about an amendment, Supplemental Indenture or waiver on any Senior Note thereafter authenticated. The Company in exchange for all Senior Notes may issue and the Trustee shall authenticate new Senior Notes that reflect the amendment, Supplemental Indenture or waiver.

          Failure to make the appropriate notation or issue a new Senior Note shall not affect the validity and effect of such amendment, Supplemental Indenture or waiver.

SECTION 9.06.   TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amended or Supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or Supplemental Indenture until its Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or Supplemental Indenture is authorized or permitted by this Indenture and that all conditions precedent have been complied with.

SECTION 9.07.   EFFECT OF SUPPLEMENTAL INDENTURES.

          Upon the execution of any Supplemental Indenture under this Article 9 by the Trustee and the Company, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith and such Supplemental Indenture shall be and shall be deemed to be a part of the terms and conditions of this Indenture for all purposes; and every Holder of Senior Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, except to the extent that the terms of such Supplemental Indenture relate solely to one or more particular series of Senior Notes identified therein. In the event of any inconsistency between the Indenture and the terms of any Supplemental Indenture, the terms of such Supplemental Indenture shall control.

                                     ARTICLE 10
                                   MISCELLANEOUS

SECTION 10.01.  TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with the duties or rights imposed by TIA Section 318(c), the imposed duties or rights shall control.

SECTION 10.02.  NOTICES.

          Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to the Company:

               Niagara Mohawk Power Corporation
               300 Erie Boulevard West
               Syracuse, New York  13202
               Attention: Chief Financial Officer

          If to the Trustee:

               IBJ Schroder Bank & Trust Company
               One State Street
               New York, New York  10004
               Attention:  Corporate Trust

          The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

SECTION 10.03. COMMUNICATION BY HOLDERS OF SENIOR NOTES WITH OTHER HOLDERS OF SENIOR NOTES.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Senior Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 10.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 10.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied, PROVIDED, HOWEVER, that with respect to matters of fact, an Opinion of Counsel may rely upon an Officer's Certificate or a certificate of a public official.

SECTION 10.06.  RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

          No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Senior Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes.

SECTION 10.08.   GOVERNING LAW.

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SENIOR NOTES.

SECTION 10.09.   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.10. SUCCESSORS.

          All agreements of the Company in this Indenture and the Senior Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.11. SEVERABILITY.

          In case any provision in this Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.12. COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.13. TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                      SIGNATURES


                                        NIAGARA MOHAWK POWER CORPORATION




                                        By:____________________________
                                             Name:
                                             Title:
Attest:



______________________________





                                        IBJ SCHRODER BANK & TRUST COMPANY
                                        Trustee


                                        By:_____________________________
                                             Name:
                                             Title:


Attest:


_______________________________